UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 4, 2020

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue Spokane, Washington 99202-2600
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 509-489-0500
Web site: http://www.myavista.com

None
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock	AVA	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2020, Avista Corporation (Avista Corp. or the Company) entered into an amendment to its committed line of credit with the lenders identified therein, U.S. Bank National Association as an Issuing Bank, Wells Fargo Bank, National Association, as an Issuing Bank and MUFG Union Bank, N.A. as Administrative Agent and an Issuing Bank. The total amount of the committed line of credit remains unchanged from the original agreement at $400.0 million.

The amendment to the committed line of credit extends the expiration date from April 18, 2021 to the new expiration date of April 18, 2022. The amendment also provides that the Company may request an extension of the committed line of credit for an additional one year beyond April 18, 2022, provided there is no event of default prior to the requested extension and the requested extension does not cause the remaining term until the expiration date to exceed five years. Any such extension is subject to the agreement of each lender, in its sole discretion. In addition to extending the expiration date, the amendment also adds a lower pricing level to the applicable interest rate.

The committed line of credit is secured by a $400.0 million non-transferable First Mortgage Bond of the Company issued to MUFG Union Bank N.A, as Administrative Agent. Such First Mortgage Bond would only become due and payable in the event, and then only to the extent, that the Company defaults on its obligations under the committed line of credit.

The customary covenants and default provisions from the original committed line of credit agreement, including a covenant not to permit the ratio of “consolidated total debt” to “consolidated total capitalization” of Avista Corp. to be greater than 65 percent at any time, remain unchanged from the original agreement.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See description of the amendment to the Company's $400.0 million committed line of credit under Item 1.01.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

4.1	Sixty-Third Supplemental Indenture, dated as of June 1, 2020.

10.1
Third Amendment to Credit Agreement, dated as of June 4, 2020, among Avista Corporation, U.S. Bank National Association, as an Issuing Bank, Wells Fargo Bank, National Association, as an Issuing Bank, MUFG Union Bank, N.A. as Administrative Agent and an Issuing Bank, and the financial institutions identified hereof as Continuing Lenders and Exiting Lender.

10.2	Bond Delivery Agreement, dated as of June 4, 2020, between Avista Corporation and MUFG Union Bank, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	June 8, 2020	/s/ Mark T. Thies
Mark T. Thies
Executive Vice President,
Chief Financial Officer, and Treasurer